Exhibit 99

REGENT REPORTS FULL YEAR AND FOURTH QUARTER 2003 RESULTS

- Net Broadcast Revenues Increase 14.5% for the Full Year 2003 -

Covington, KY, February 26, 2004 – Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the quarter ended December 31, 2003.

For full year 2003, net broadcast revenues increased 14.5% to $80.6 million from $70.4 million reported for the same period of 2002. For the same period, station operating expenses increased to $56.5 million from $49.0 million. The Company reported net income of $5.7 million for the year, or $0.12 per share, compared with a reported net loss of $6.5 million, or $0.15 per share, in 2002.

For the fourth quarter of 2003, net broadcast revenues decreased 1.8% to $21.0 million from $21.4 million reported for the fourth quarter of 2002. For the same period, station operating expenses decreased to $14.6 million from $14.8 million. The Company reported net income of $1.5 million for the quarter, or $0.03 per share, compared with a reported net loss of $3.9 million, or $0.08 per share, in the same period last year. Below is the Company’s statement of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Broadcast revenues, net of agency commissions	$21,039	$21,432	$80,578	$70,390
Station operating expenses	14,587	14,803	56,526	48,963
Corporate general and administrative expenses	1,515	1,566	6,151	6,149
Depreciation and amortization	1,161	884	4,262	3,360
Impairment of goodwill	—	2,900	—	2,900
Loss (gain) on sale of long-lived assets	96	—	102	(442)

Operating income	3,680	$1,279	$13,537	$9,460
Interest expense	(876)	(349)	(3,671)	(2,208)
Other expense, net	(23)	(199)	(198)	(433)

Income before income taxes and cumulative change in accounting principle	2,781	731	9,668	6,819
Income tax expense	(1,246)	(4,632)	(3,962)	(7,161)

Income (loss) before cumulative effect of accounting change	1,535	(3,901)	5,706	(342)
Cumulative effect of accounting change, net of applicable income taxes of $3,762	—	—	—	(6,138)

Net income (loss)	$1,535	($3,901)	$5,706	($6,480)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Before cumulative effect of accounting change	$0.03	($0.08)	$0.12	($0.01)

Net income (loss)	$0.03	($0.08)	$0.12	($0.15)

Weighted average number of common shares:
Basic	46,528	46,554	46,515	43,177
Diluted	46,981	46,554	46,837	43,177

Regent Communications — Page 2

“We made great strides in 2003, enhancing the growth potential of our station group through both operational improvements and strategic acquisition,” commented Terry Jacobs, Chairman and CEO of Regent Communications. “Specifically, we delivered impressive growth in revenues, which grew 14.5%. This performance reflects our commitment to maintaining investment in our developing properties while improving the leadership position of our market leading stations. We also greatly enhanced our new markets by utilizing station swaps with other radio operators to improve our station group as a whole on very attractive financial terms.”

Mr. Jacobs continued, “Looking ahead, we are entering 2004 in a very good position. We have a healthy mix of start-up, developing and mature radio properties clustered in attractive middle and small-sized markets. Proven radio operators guide these stations, with a track record for super-serving their markets and growing revenue and cash flow. We also have a strong balance sheet and remain focused on pursuing acquisitions that are both accretive and enhance our long-term growth. With the economy on the upswing, we look forward to capitalizing on the improving advertising environment and delivering impressive results for the coming year.”

Non-GAAP Financial Measures
Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income (formerly broadcast cash flow), same station operating income, proforma net broadcast revenues and proforma station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income (loss), or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

Station operating income

For full year 2003, station operating income increased 12.3% to $24.1 million from $21.4 million reported for the same period in 2002. Fourth quarter 2003 station operating income decreased 2.7% to $6.5 million from $6.6 million reported in the fourth quarter of 2002.

The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended		Twelve Months Ended
	December 3		December 31,
Station operating income	2003	2002	2003	2002
Operating income	$3,680	$1,279	$13,537	$9,460

Plus:
Depreciation and amortization	1,161	884	4,262	3,360
Corporate general and administrative expenses	1,515	1,566	6,151	6,149
Loss on sale of long-lived assets	96	—	102	—
Impairment of goodwill	—	2,900	—	2,900

Less:
Gain on sale of long-lived assets	—	—	—	442

Station operating income	$6,452	$6,629	$24,052	$21,427

Regent Communications — Page 3

    Same station results

On a same station basis, which includes results from stations owned and operated during the entire fourth quarter for both the 2003 and 2002 periods and excludes barter, net broadcast revenue for the fourth quarter of 2003 decreased 0.7% to $15.9 million compared to the fourth quarter of 2002. Station operating income increased 0.4% to $5.6 million in the fourth quarter of 2003 compared to the fourth quarter of 2002. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the fourth quarter of 2002 as well as the current quarter and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income to same station net broadcast revenue and same station operating income (in thousands):

	Three Months Ended
	December 31,
Same station net broadcast revenue	2003	2002
Net broadcast revenue	$21,039	$21,432

Adjustments:
Net results of stations not included in same station category	(3,991)	(3,886)
Barter transactions	(1,173)	(1,555)

Same station net broadcast revenue	$15,875	$15,991

	Three Months Ended
	December 31,
Same station operating income	2003	2002
Operating income	$3,680	$1,279

Plus:
Depreciation and amortization	1,161	884
Corporate general and administrative expenses	1,515	1,566
Impairment of goodwill	—	2,900
Loss on sale of long-lived assets	96	—

Station operating income	6,452	6,629

Adjustments:
Net results of stations not included in same station category	(1,181)	(795)
Barter transactions	287	(297)

Same station operating income	$5,558	$5,537

Regent Communications — Page 4

Proforma results

On a proforma basis, which includes results of stations acquired by Regent subsequent to January 1, 2002 as well as stations operating under a time brokerage agreement (“TBA”), net broadcast revenue of $21.0 million for the fourth quarter of 2003 was down 2.8% compared to the fourth quarter of 2002 and station operating income of $6.4 million decreased 3.6% compared to the fourth quarter of 2002. The Company believes that proforma presentation is useful to investors as it provides for a comparison of results as if the Company had made acquisitions or dispositions at the beginning of 2002. The following tables reconcile net broadcast revenue and operating income to proforma net broadcast revenue and proforma station operating income (in thousands):

	Three Months Ended
	December 31,
Proforma net broadcast revenue	2003	2002
Net broadcast revenue	$21,039	$21,432

Plus:
Results of stations acquired or operated under an TBA	—	879

Less:
Results of stations disposed of or pending disposition	—	665

Proforma net broadcast revenue	$21,039	$21,646

	Three Months Ended
	December 31,
Proforma station operating income	2003	2002
Operating income	$3,680	$1,279

Plus:
Depreciation and amortization	1,161	884
Corporate general and administrative expenses	1,515	1,566
Impairment of goodwill	—	2,900
Loss on sale of long-lived assets	96	—

Station operating income	6,452	6,629

Plus:
Results of stations acquired or operated under a TBA	—	96

Less:
Results of stations disposed of or pending disposition	7	37

Proforma station operating income	$6,445	$6,688

Regent Communications — Page 5

Free cash flow

     Regent also reported free cash flow (defined as net income plus depreciation, amortization and other non-cash expenses, less maintenance capital expenditures and other non-cash income) for the full year of $13.7 million compared to $11.7 million for 2002, an increase of 17%. For the fourth quarter of 2003 free cash flow was $4.3 million compared to free cash flow of $4.5 million for the fourth quarter of 2002, a decrease of 6%. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net Income	$1,535	($3,901)	$5,706	($6,480)

Add:
Depreciation and amortization	1,161	883	4,262	3,361
Non-cash interest expense	102	70	1,353	281
Non-cash taxes	1,212	4,711	3,790	7,117
Impairment of goodwill	—	2,900	—	2,900
Cumulative effect of accounting change, net of taxes	—	—	—	6,138
Other non-cash items, net *	374	34	394	(299)
Less: Maintenance capital expenditures	100	156	1,766	1,310

Free cash flow	$4,284	$4,541	$13,739	$11,708

*) Includes non-cash compensation, barter and non-cash gain on sale of stations.

The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net cash provided by operating activities	$4,648	$3,348	$13,978	$10,983

Less:
Changes in operating assets and liabilities	33	—	—	—
Other non-cash expense, net	231	104	1,010	753

Plus:
Changes in operating assets and liabilities	—	1,453	2,537	2,788
Less: Maintenance capital expenditures	100	156	1,766	1,310

Free cash flow	$4,284	$4,541	$13,739	$11,708

Regent Communications — Page 6

Outlook

Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.

Regent expects first quarter 2004 reported consolidated net broadcast revenues and station operating income of approximately $17.5 to $17.8 million and $3.8 to $4.0 million, respectively. Regent expects earnings per share to be approximately breakeven for the first quarter of 2004. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure to station operating income (in millions):

Station Operating Income	Three Months Ending
	March 31,
	Guidance Range
	Lower	Upper
Operating income	$0.8	$1.0

Plus:
Depreciation and amortization	1.1	1.1
Corporate general and administrative expenses	1.9	1.9

Station operating income	$3.8	$4.0

The Company expects mid-single digit same station net broadcast revenue growth in the first quarter of 2004 compared to the first quarter of 2003. The Company believes that same station percent disclosures are important to investors, analysts and other users of media financial information because it enables the users of such information to compare the performance of various size companies against industry standards.

Commenting on the Company’s outlook, Terry Jacobs said, “As we have demonstrated over the course of the year, we will continue to strike a balance between investment spending that ensures the long-term growth potential of our group against prudent cost control measures in the near-term. In addition, we have the financial flexibility to pursue prudent acquisitions, which enhance our growth and take advantage of our operational experience. In total, we are very well positioned to grow through both operational improvements and acquisition and we remain focused on creating shareholder value over the long-term.”

Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Upon the close of all announced transactions, Regent will own and operate 75 stations located in 15 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol “RGCI.”

Regent Communications — Page 7

Regent Communications will host a teleconference to discuss its results at 9:30 a.m. Eastern Time today. To access the teleconference, please dial 973-582-2706 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company’s website, located at www.regentcomm.com. If you cannot listen to the teleconference at its normal time, there will be a replay available through March 3, 2004, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int’l), passcode 4481331. The webcast will also be archived on the Company’s website for one month. In addition, this press release and other material financial information, if any, discussed during the teleconference will be posted on our website.

     This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

Contact:
Terry Jacobs	John Buckley
Chairman and CEO	Brainerd Communicators, Inc.
Regent Communications, Inc.	212-986-6667
859-292-0030	buckley@braincomm.com

Tony Vasconcellos
Senior Vice President and Chief Financial Officer
Regent Communications, Inc.
859-292-0030